Item 26. Exhibit (g) v.

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: August 1, 2008

Coverage: Variable Universal Life III / SL14-2009 (added 1/1/09)

Reinsurer Treaty ID:

TAI Code:

For new policies issued on or after April 21, 2014, the Amendment effective date, the Ceding Company and the Reinsurer agree to add Schedule L –        Submissions to the above referenced Agreement in order to specify program parameters and applicable reinsurance        .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, both parties in duplicate hereby execute this Agreement in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-12-14
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-12-14
Peter G. Ferris
Vice President & Actuary

C. M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-12-14
Peter G. Ferris
Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Senan O’Loughlin	Date:	6/11/14

Print name:	Senan O’Loughlin

Title:	Senior Vice President

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Steven M. Cvijanovich	Date:	June 11, 2014

Print name:	Steven M. Cvijanovich

Title:	Senior Vice President

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SCHEDULE L:         Submissions

The Ceding Company may apply for          reinsurance by using the         . The Ceding Company may        .

All          (in the attached Exhibit) agreed to        .

        .

        Program Parameters –

         facilitates        .

         facilitates        .

Applicable Plans:	Plans specified in Schedule A - Accepted Coverages of the Agreement, .

Minimum Reinsured Amount:	For policies reinsured through this program, the Ceding Company must .

Minimum / Maximum Issue Age:
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Minimum Face Amount: $

Maximum Face Amount:	$

Limits .

Total Line Limit:	$

The Reinsurer may, .

Reinsurance Premium Rates:	The reinsurance .

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EXHIBIT

Please read this carefully. The Ceding Company will         .

        .

The Ceding Company’s         :

•	.

•	To maintain .

•	.

•	.

•	For .